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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CROSSTEX ENERGY, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	16-1616605 (I.R.S. Employer Identification No.)
Crosstex Energy GP, L.P. 2501 Cedar Springs Suite 600 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-97779.

Securities to be registered pursuant to Section 12(b) of the Act:

None.
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Units Representing Limited Partnership Interests	NASDAQ National Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby are the common units representing limited partnership interests (the "Common Units") of Crosstex Energy, L.P., a Delaware limited partnership (the "Company"). A description of the Company's Common Units will be set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Material Tax Consequences" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company's Registration Statement on Form S-1 (Registration No. 333-97779), initially filed with the Securities and Exchange Commission on August 7, 2002. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

        The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Company's Registration Statement on Form S-1 (Registration No. 333-97779), as filed with the Securities and Exchange Commission on August 7, 2002 and as subsequently amended (the "Form S-1 Registration Statement")—incorporated herein by reference.
2.	Certificate of Limited Partnership of the Company—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
3.	Form of Amended and Restated Agreement of Limited Partnership of the Company, which is included as Appendix A to the prospectus included in the Form S-1 Registration Statement.
4.	Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSTEX ENERGY, L.P.
By: Crosstex Energy GP, L.P. Its General Partner
By: Crosstex Energy GP, LLC Its General Partner
Date: November 4, 2002	By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Chief Financial Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE